Item 1

City of Buenos Aires, May 2, 2018

Comisión Nacional de Valores

Notice: CPSA-GG-N-0092/18-AL
Subject: Synthesis- Annual Ordinary
Shareholders’ Meeting held on April 27, 2018.

Ladies and gentlemen,

I am pleased to address you in my capacity as Head of Market Relations of Central Puerto S.A. (hereinafter, the “Company”) so as to submit the synthesis of the Annual Ordinary Shareholders’ Meeting held on April 27, 2018.

Shareholders representing 78.34% of share capital and votes attended the Meeting. The decisions taken are as follows:

1. APPOINTMENT OF TWO SHAREHOLDERS TO SIGN THE MINUTES: it was approved by unanimous eligible votes to appoint shareholders Marcelo Suvá and Gonzalo Pérès Moore to sign the minutes.

2) CONSIDERATION OF THE ANNUAL REPORT AND ITS ANNEX; THE STATEMENT OF INCOME; THE STATEMENT OF COMPREHENSIVE INCOME; THE STATEMENT OF FINANCIAL POSITION; THE STATEMENT OF CHANGES IN EQUITY; THE STATEMENT OF CASH FLOW; NOTES TO FINANCIAL STATEMENTS AND ANNEXES; INFORMATION REPORT; ADDITIONAL INFORMATION TO THE NOTES TO FINANCIAL STATEMENTS– SECTION No. 12, CHAPTER III, TITLE IV, EG No. 622/2013, ARGENTINE SECURITIES COMMISSION (COMISIÓN NACIONAL DE VALORES) AND SECTION 68 OF THE LISTING RULES OF THE BUENOS AIRES STOCK EXCHANGE (BOLSAS Y MERCADOS ARGENTINOS S.A.); AUDIT REPORT AND THE COMPANY´S SUPERVISORY COMMITTEE REPORT. ALL OF THESE DOCUMENTS ARE WITH RESPECT TO THE FISCAL YEAR ENDED DECEMBER 31, 2017. The following were approved by unanimous eligible votes: (i) the Statement of Comprehensive Income, the Statement of Comprehensive Financial Position, the Statement of Comprehensive Changes in Equity, the Statement of Comprehensive Cash Flow and the notes to Financial Statements as submitted by the Board of Directors; (ii) the Annual Report as submitted by the Board of Directors; (iii) the separated Financial Statements and the separated notes to the Financial Statements as submitted by the Board of Directors; (iv) the Audit Reports and the Company’s Supervisory Committee Report; (vi) additional information in accordance with Section 62, Listing Rules of Merval and with Section 12, Chapter III, Title IV of the Argentine Securities Commission Rules and the information reporting summary required by the Argentine Securities Commission Rules as submitted by the Board of Directors. All of these documents are with respect to the fiscal year ended December 31, 2017.

3) CONSIDERATION OF THE INCOME (LOSS) FOR THE FISCAL YEAR AND THE REMAINING RETAINED EARNINGS AND THE BOARD OF DIRECTORS’ PROPOSAL, WHICH CONSISTS ON INCREASING BALANCE OF THE LEGAL RESERVE BY PS. 149,624 THOUSAND, ALLOCATING PS. 0.70 PER SHARE FOR THE PAYMENT OF DIVIDENDS, ALLOCATING THE REMAINDER OF THE INCOME FOR THE FISCAL YEAR TO INCREASE THE VOLUNTARY RESERVE SO AS TO INCREASE THE COMPANY’S SOLVENCY BY PS. 2,293,606 THOUSAND. The following were approved by unanimous eligible votes: a) to increase the legal reserve by Ps. 149,624 thousand; b) to allocate Ps. 0.70 per share for the payment of dividends, establishing the availability date to shareholders on May 9, 2018; and c) to allocate the remainder of the income for the fiscal year, together with the accumulated income for the period, to increase the voluntary reserve so as to increase the Company’s solvency by Ps. 2,293,606 thousand. In addition, it was decided to pay the personnel’s profit-sharing bonus pursuant to Section 33 of the Bylaws for the amount of Ps. 17,504,889.90, according to the reserves.

4) CONSIDERATION OF THE PERFORMANCE OF THE COMPANY’S BOARD OF DIRECTORS DURING THE FISCAL YEAR ENDED DECEMBER 31, 2017. The performance of the Company’s Board of Directors until the date of this Meeting was approved by unanimous eligible votes possible to be casted in this decision. Mr. Peres Moore, Mr. Bledel, Mr. Casas and Mr. Suvá withheld their votes regarding their own performance.

5) CONSIDERATION OF THE PERFORMANCE OF THE COMPANY’S SUPERVISORY COMMITTEE DURING THE FISCAL YEAR ENDED DECEMBER 31, 2017. The performance of the Company’s Supervisory Committee until the date of this Meeting was approved by the majority of votes.

6) CONSIDERATION OF THE REMUNERATION TO THE COMPANY’S BOARD OF DIRECTORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 WITH DUE REGARD TO THE LIMITATIONS IN CONNECTION WITH THE COMPANY’S NET INCOME PURSUANT TO SECTION 261 OF LAW No. 19550 AND THE ARGENTINE SECURITIES COMMISSION RULES. CONSIDERATION OF THE ADVANCE PAYMENT OF DIRECTORS’ FEES FOR THE FISCAL YEAR TO END DECEMBER 31, 2018. The following were approved by the majority of eligible votes: i) the remuneration of the Directors for the fiscal year ended December 31, 2017, confirming the advance payment received, for the amount of Ps. 3,184,660.13, and ii) to authorize the members of the Board of Directors and of the Audit Committee to receive advance payment ad referendum the next Meeting, which meeting shall consider the annual Financial Statements for the fiscal year 2018.

7) CONSIDERATION OF THE REMUNERATION TO THE COMPANY’S SUPERVISORY COMMITTEE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 AND THE FEES’ REGIME FOR THE FISCAL YEAR TO END DECEMBER 31, 2018. The following were approved by the majority of eligible votes: i) the remuneration of the members of the Supervisory Committee for the fiscal year ended December 31, 2017, confirming the advance payments received, for the amount of Ps. 400,000.00, and ii) to authorize the members of the Supervisory Committee to receive advance payment ad referendum the next Meeting, which meeting shall consider the annual Financial Statements for the fiscal year 2018.

8) DETERMINATION OF THE NUMBER OF ALTERNATE DIRECTORS AND, APPOINTMENT OF DIRECTORS AND ALTERNATE DIRECTORS. CONSIDERATION OF THE CONTINUITY OF THE CURRENT CHAIRMAN UNTIL THE APPOINTMENT TO BE MADE BY THE COMPANY’S BOARD OF DIRECTORS. It was decided to set the number of Alternate directors at eleven; to appoint the following persons as Directors of the Company: Osvaldo Arturo RECA, Miguel DODERO, Oscar GOSIO, Juan José SALAS, Diego PETRACCI, Tomás PERES, Tomás José WHITE, Jorge RAUBER, Cristián LÓPEZ SAUBIDET, Jorge Eduardo VILLEGAS, Liliana MURISI; and to appoint the following as Alternate Directors of the Company: Marcelo Atilio SUVA, Justo SAENZ, Adrián SALVATORE, Javier TORRE, Rubén LÓPEZ, Oscar Mauricio GUILLANI, Gonzalo BALLESTER, José Luis MOREA, Juan Pablo GAUNA OTERO, Diego Federico CERDEIRO and Pablo Javier VEGA.

9) APPOINTMENT OF THE MEMBERS AND ALTERNATE MEMBERS OF THE COMPANY’S SUPERVISORY COMMITTEE FOR THE FISCAL YEAR TO END DECEMBER 31, 2018. It was decided to appoint Carlos Cesar HALLADJIAN, Eduardo Antonio EROSA and Juan Antonio NICHOLSON as Statutory Auditors of the Company; and to appoint Carlos Adolfo ZLOTNITZKY, Horacio Ricardo EROSA and Lucas NICHOLSON as Alternate Statutory Auditors of the Company.

10) CONSIDERATION OF THE COMPANY’S CERTIFYING ACCOUNTANT’S FEES WITH RESPECT TO THE ANNUAL ACCOUNTING DOCUMENTS FOR THE FISCAL YEAR 2017. The following were approved by the majority of eligible votes: the amount of Ps. 10.246.670 to cover audit and other related services and the amount of Ps.444.638 to cover tax services, the certifying accountant’s fee (audit and related services) with respect to the annual accounting documents for the fiscal year ended December 31, 2017.

11) APPOINTMENT OF THE CERTIFYING ACCOUNTANT FOR THE FISCAL YEAR TO END DECEMBER 31, 2018 AND DETERMINATION OF ITS REMUNERATION. The following were approved by the majority of eligible votes: i) the appointment of Pistrelli, Henry Martin y Asociados S.R.L. as accounting auditors for the fiscal year to end December 31, 2018; the appointment of Germán Cantalupi (Professional Council in Economic Sciences for the City of Buenos Aires, registered under Volume 248, Page 60), partner of such firm, as Certifying Accountant; and the appointment of Ezequiel Calciati (Professional Council in Economic Sciences for the City of Buenos Aires, registered under Volume 163, Page 233) as Alternate Certifying Accountant of the mentioned financial statements; and ii) that the remunerations corresponding to the fiscal year 2018 will be approved during the next Annual Ordinary Shareholders’ Meeting.

12) APPROVAL OF THE ANNUAL BUDGET FOR THE AUDIT COMMITTEE. The total amount of Ps. 100,000.00 was approved by the majority of eligible votes for the functioning of the Audit Committee of the Company.

13) RENEWAL OF THE POWER GRANTED TO THE BOARD OF DIRECTORS TO SET THE ISSUANCE PERIOD, AMOUNT, TERM AND ANY OTHER CONDITIONS FOR CLASS AND/OR SERIES OF THE COMPANY’S SIMPLE SHORT-TERM, MID-TERM AND LONG-TERM NEGOTIABLE OBLIGATIONS (NON-CONVERTIBLE INTO SHARES) UNDER THE COMPANY’S PROGRAM FOR A MAXIMUM AMOUNT OF UP TO US$ 1,000,000,000 (ONE BILLION U.S. DOLLARS) (OR ITS EQUIVALENT IN OTHER CURRENCIES); TO UPDATE THE PROSPECTUS OF THE PROGRAM, WITH POWERS TO DELEGATE SUCH POWER TO ONE OR MORE MEMBERS, OR TO ONE OR MORE MANAGERS OF THE COMPANY APPOINTED PURSUANT TO SECTION 270 OF LAW No. 19550. The following was approved by unanimous eligible votes: renewal of the power granted to the Board of Directors to set the issuance period, amount, term and any other conditions for class and/or series of the company’s simple short-term, mid-term and long-term negotiable obligations (non-convertible into shares) under the company’s program for a maximum amount of up to US$ 1,000,000,000 (one billion U.S. Dollars) (or its equivalent in other currencies); to update the prospectus of the program, with powers to delegate such power to one or more members, or to one or more managers of the company appointed pursuant to Section 270 of Law No. 19550.

14) GRANTING OF AUTHORIZATIONS. It was approved by unanimous eligible vote to authorize Mr. Chairman and/or whom he may appoint, and/or José Manuel Pazos, Leonardo Marinaro, and/or Osvaldo Pollice, and/or Esteban Pérez Monti, and/or Francisco Cronshey and/or Christian Rodr’guez Montes and/or Mariano Luchetti and/or Nicolás Dulce and/or Mar’a Agustina Leppen and/or Mar’a Lucila Winschel and/or Verónica Apollonio and/or José Mar’a Bazan and/or Juan Barros Mos and/or Emilio Diaz Reynolds, so that any of them, individually and indistinctly, follow all the necessary procedures to file the decisions taken at the Meeting with the regulatory agencies.

Yours,

Leonardo Marinaro
Head of Market Relations
Central Puerto S.A.